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Exhibit 99 - Press release dated January 16, 2002




Wednesday January 16, 2:59 pm Eastern Time

Press Release

SOURCE: FTS Apparel, Inc.


FTS Apparel, Inc. Announces New Management and Company Restructuring

PHILADELPHIA, Jan. 16, 2002 (PRIMEZONE) -- FTS Apparel, Inc. (OTCBB:FLIP - news) today announced that the company has named Mr. Scott Gallagher as its new Chairman and Chief Executive Officer. The company also announced today that FTS will be restructuring its current business operations and moving its corporate headquarters to Philadelphia, Pa.

Founded in 1997, FTS Apparel has attempted to gain market share for its trademarked "Flip the Switch" line of casual sportswear through the traditional sales channels such as J.C. Penney (NYSE:JCP - news), Finish Line (Nasdaq:FINL - news) and other smaller retail stores primarily based in Colorado. Sales have not been sufficient to sustain ongoing operations to this point. Based on these factors, the need for change and the company's confidence in the future, long-term success of the "Flip the Switch" line, the board of directors has named Mr. Scott Gallagher as its new Chairman of the Board and Chief Executive Officer to restructure and refocus the company for the benefit of FTS and its stockholders.

Newly Elected FTS Chairman and CEO Mr. Scott Gallagher made the following comments on the announcement: "I am very excited in being named to lead FTS in a new direction and attempt to build value for the company and its stockholders. We plan to roll out an aggressive new business plan for FTS in the next 60 days and outline in detail our future strategy for the company."

Mr.Gallagher's appointment passed unanimously by the board of directors of FTS and was fully supported by the founders, Mr. Roger Burnett and Mr. Joe DeBerry, as well as the largest single shareholder of FTS and its former Chairman and CEO Mr. LeRoy Landhuis. Upon the appointment of Mr. Gallagher, Messer's Burnett, DeBerry and Landhuis resigned from the board in addition to the previous resignation of Mr. Fisher DeBerry.

About FTS  Apparel,  Inc.

FTS Apparel, Inc. is a Colorado corporation and is traded on the over the counter bulletin board under the ticker symbol (FLIP). The company is in the business of designing and selling high quality designer/casual sportswear and accessories, focusing on athletic and casual lifestyle clothing. All of the Company's products prominently display its "Flip The Switch" and "FTS" trademarks and logos. The Company markets its products with a sports orientated approach, primarily by endorsements from professional athletes and sports personalities. The Company's current target market is retail buyers of young men's designer sports apparel. The Company's product line includes shirts, jackets, vests, pants and caps in various styles and colors that it believes are attractive and appealing to this group of consumers.

Forward-Looking Statement

This press release contains  forward-looking  information  within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the manufacturing and retail operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in the Company's most recent SEC filings on Forms 10-Q and 10-K.

Under no circumstances does this press release constitute an offer to sell or a solicitation of an offer to buy the securities of the Company described in this press release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.


Contact:
         FTS Apparel, Inc., Philadelphia
         Scott Gallagher, CEO
         (215) 741-5883